Exhibit 99.1

Deep Fission and Youngquist Brothers Announce Collaboration on Deep, Large-Diameter Borehole Drilling for Underground Nuclear Reactor Deployment

-- Companies will jointly evaluate and test drilling and borehole-construction methods to support Deep Fission's underground reactor technology --

Fort Myers, Fla. – September 21, 2026 – Deep Fission, Inc. (Nasdaq: FISN) (“Deep Fission” or the “Company”), an advanced nuclear energy company working to place small modular pressurized water reactors (SMRs) in boreholes approximately one mile underground, today announced a collaboration with Youngquist Brothers, LLC ("Youngquist"), a commercial drilling contractor specializing in large-diameter boreholes, to evaluate and test drilling technologies for Deep Fission's underground reactor deployment model.

Under the collaboration, the companies will advance and test methods for constructing large-diameter, deep boreholes for Deep Fission's underground deployment model, drawing on Youngquist's drilling and borehole-construction expertise. On September 3, the companies successfully completed a related equipment demonstration in Fort Myers, Florida, where Deep Fission lowered and retrieved its 30-inch full-size prototype reactor canister into a 34-inch borehole, to a depth of approximately 100 feet using Youngquist’s proprietary drilling technologies & equipment. The demonstration scale test focused on installation and retrieval mechanics, distinct from the full-depth drilling work intended to be covered by the collaboration.

“Youngquist brings decades of hands-on drilling experience that maps directly onto what our deployment model requires,” said Liz Muller, CEO and Co-Founder of Deep Fission. “Working with an established commercial driller lets us advance the drilling side of our approach using equipment and expertise that already exist in the field, rather than starting from scratch.”

Youngquist has spent decades drilling large-diameter boreholes reaching depths of more than 8,000 feet. That experience gives the collaboration a strong foundation for adapting proven commercial drilling methods to Deep Fission's underground deployment model.

“Large-diameter drilling to these depths is a method we've refined since 1971,” said Harvey Youngquist, CEO of Youngquist Brothers. “What Deep Fission requires for its nuclear application is the same discipline we've always applied. We're glad to bring that experience to a project of this scale and in this unique application.”

Deep Fission's Gravity™ Nuclear Reactor uses established pressurized water reactor technology and standard low-enriched uranium fuel and secures the reactor roughly a mile underground in a water-filled borehole. The surrounding rock and water are designed to provide core safety and operating functions, including containment and cooling. The collaboration with Youngquist is focused on the drilling and borehole-construction methods needed to support that underground deployment.

The companies intend to continue working together on borehole drilling and testing as Deep Fission advances toward commercial deployment, which the Company is targeting as early as 2027.

About Deep Fission

Deep Fission is developing technology that places a small modular pressurized water reactor in a borehole approximately one mile underground. The Company’s Gravity Nuclear Reactor™ approach combines established pressurized water reactor technology with a novel underground deployment model designed to simplify construction, enhance safety, and support scalable commercial deployment. Deep Fission is focused on delivering reliable, low-carbon baseload power to meet growing electricity demand from utilities, industrial customers, and data centers. The Company is currently advancing the development of its first reactor project in Parsons, Kansas and was selected for the U.S. Department of Energy’s Reactor Pilot Program.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the scope, objectives, continuation and anticipated benefits of the collaboration; the parties’ plans to advance and test technologies and construction methods; the applicability and adaptability of Youngquist’s equipment, expertise and commercial methods to the Company’s deployment model; the anticipated effect of the collaboration on advancing the drilling aspects of the Company’s approach; and the Company’s progress toward and anticipated timing of commercial deployment, including its target as early as 2027. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

Important factors that may cause actual results to differ materially include, among others, risks related to the parties’ ability to continue and successfully perform the collaboration; changes in the scope, timing or objectives of the collaboration; the ability to adapt existing equipment, technologies and construction methods to the Company’s proposed application and deployment model; technical, engineering, drilling, construction, regulatory, licensing, financing, supply chain, and deployment risks; and the other risks described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Deep Fission’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this press release. Deep Fission undertakes no obligation to update any forward-looking statements, except as required by law.

Media Contact:

Chloe Frader

media@deepfission.com

Investor Relations Contact:

Bob Prag

IR@deepfission.com

(858) 794-9500

Elevate IR

(720) 330-2829